THOMPSON  BRUSSELS   CINCINNATI   CLEVELAND   COLUMBUS    DAYTON  NEW YORK  WASHINGTON, D.C.

         HINE

July 20, 2004

Frank Funds

6 Stacy Court

Parsippany, New Jersey  07054

Re: Frank Funds, File Nos. 333-113657 and 811-21532

Gentleman:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 1 to the Frank Funds’ Registration Statement (the "Registration Statement").  We hereby give you our consent to incorporate by reference the Legal Opinion into Pre-Effective Amendment No. 2 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

491497.1